Exhibit 16.1


                  Lytkowski & Co., Inc.

                  Certified Public Accountants
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May 12, 2000


PERSONAL AND CONFIDENTIAL


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      Arthur Treacher's Inc.

Ladies and Gentlemen:

We were previously principal accountants for Arthur Treacher's, Inc. And, we reported on the consolidated financial statements of Arthur Treacher's, Inc. as of and for the year ended June 30, 1999. On January 27, 2000, we resigned. We have read Arthur Treacher's, Inc.'s statements included under Item 4 of its Form 8-K dated April 20, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Arthur Treacher's, Inc.'s statement that they have engaged Daris Monk & Company as independent certified public accountants and that such engagement was ratified by the Board of Directors on March 19, 2000.



Very truly yours,

 /S/ Lytkowski & Co., Inc.

Lytkowski & Co., Inc.






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